Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2012 THIRD QUARTER RESULTS

DENVER, COLORADO, Thursday, November 1, 2012. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended September 30, 2012.

2012 Third Quarter Highlights and Comparisons to 2011 Third Quarter

•	Net income of $20.1 million, or $0.41 per diluted share vs. net loss of $31.7 million, or $0.68 per diluted share

•	2011 third quarter included $18.6 million charge related to debt extinguishment

•	Net new orders of 1,008 homes, up 69%

•	Backlog of 1,997 homes, up 52%; backlog dollar value up 65% to $667.0 million

•	Home sale revenues of $320.6 million, up 57%

•	Homes closed of 1,039 homes, up 47%

•	Gross margin from home sales of 15.5% vs. 14.8%

•	Improvement of 130 basis points vs. 14.2% in 2012 second quarter

•	SG&A expenses as a percentage of home sale revenues of 14.0% vs. 22.6%, an 860 basis point improvement

•	Homebuilding operations pretax income of $10.2 million vs. loss of $33.7 million

•	Financial services segment pretax profit of $9.3 million vs. loss of $0.5 million

•	Approved the acquisition of 1,478 lots in 31 communities

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “I am pleased to announce a third quarter profit of $0.41 per share, our third consecutive quarterly operating profit, with net income improving by more than $50 million over the prior year. Our favorable results were largely attributable to significantly improved operating profits from our homebuilding segment, which experienced top-line growth as well as operating margin expansion. In addition, the Company’s financial services segment produced considerably better results as the Company took advantage of favorable mortgage market conditions, including increased volume and margins for its mortgage loan products.”

Mr. Mizel continued, “Looking forward, we will continue to balance our improved sales rate by increasing home prices and reducing incentives in subdivisions where demand is strong. Our efforts to date in this regard have helped us push the gross margins in our backlog higher, positioning us to increase our gross margin in the fourth quarter and into 2013. In addition, we believe our unit backlog, which ended the quarter up 52% from a year ago, will drive the revenue increases we need to improve our operating leverage in future periods.”

Mizel concluded, “At the end of the quarter, we owned nearly 9,000 lots across the country and had an additional 3,700 lots under option or in feasibility. While our overall supply of owned lots is somewhat smaller than our peers, our proportion of finished lots is much higher, and nearly all of our communities are actively selling or under development. This finished, in-production lot supply compares favorably with our peers and should allow us to drive top-line growth in 2013. Also, we have the financial strength to support future land acquisition opportunities, as evidenced by our unique net liquidity position and investment-grade balance sheet.”

Homebuilding

Home sale revenues for the 2012 third quarter increased 57% to $320.6 million compared to $204.9 million for the prior year period. The increase in revenues resulted primarily from a 47% increase in homes closed to 1,039 homes as compared to 707 in the prior year. The Company’s average selling price for homes closed was $308,600, up 6% year-over-year compared to $289,800 for the prior year period, primarily due to a mix shift in closings to more desirable communities within individual markets, coupled with increased prices and lower incentives in many of our markets.

Gross margin from home sales for the 2012 third quarter was 15.5% versus 14.8% for the year-earlier period. The 2011 third quarter benefited by $6.4 million from the settlement of a construction defect claim and the impact of project close-out adjustments, as well as from a $1.0 million benefit related to a warranty accrual reduction. These benefits were partially offset by $4.0 million in inventory impairments while the 2012 third quarter had no inventory impairments. On a sequential basis, our 2012 third quarter gross margin from home sales was up 130 basis points as compared to 14.2% for the 2012 second quarter.

The year-over-year improvement in the Company’s gross margin from home sales was driven partially by closing a significantly higher percentage of homes started with buyers under contract, which historically have been more profitable than homes started without a buyer under contract. In addition, both the year-over-year and sequential increases in the gross margin percentage were driven by price increases and a reduction of incentives in many of our communities across the country.

Our 2012 third quarter SG&A expenses fell slightly to $44.8 million, compared to $46.4 million for the 2011 third quarter. The decrease in SG&A was attributable to a $4.6 million decrease in general and administrative expenses, including reductions in salaries and other overhead costs and a $2.2 million legal recovery, partially offset by a $3.8 million increase in commission expenses attributable to our increase in home sale revenues. The decreased SG&A expenses, combined with increased revenues, resulted in better operating leverage, with SG&A expenses as a percentage of home sales revenues decreasing 860 basis points to 14.0% for the 2012 third quarter versus 22.6% for the same period in 2011.

Net new orders for the 2012 third quarter increased 69% to 1,008 homes, compared to 595 homes during the same period in 2011. The Company’s monthly sales absorption rate for the 2012 third quarter was 2.0 per community, compared to 1.1 per community for the 2011 third quarter. The Company’s cancellation rate for the 2012 third quarter was 27% versus 44% in the prior year third quarter.

The Company ended the 2012 third quarter with 1,997 homes in backlog, with an estimated sales value of $667.0 million, compared with a backlog of 1,312 homes with an estimated sales value of $405.0 million at September 30, 2011.

Financial Services

Income before taxes from our financial services operations for the 2012 third quarter was $9.3 million, compared to a loss of $0.5 million for the 2011 third quarter. The increase in pretax income primarily reflected an $8.9 million increase in our mortgage segment’s pretax results from a loss of $1.6 million in the 2011 third quarter to income of $7.3 million for the 2012 third quarter. The improvement in our mortgage profitability was driven mostly by year-over-year increases in the gains on sales of mortgage loans and the corresponding servicing rights, and higher origination income. These increases were due largely to favorable mortgage market conditions, increases in the volume of loans locked and originated, and a decrease in the level of special financing programs that we offered our homebuyers. Additionally, mortgage operations benefited from a $2.8 million decrease in the expense recognized for mortgage loan losses.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 170,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company's business is contained in the Company's Form 10-Q for the quarter ended September 30, 2012, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin
Vice President of Finance
(720) 977-3431
bob.martin@mdch.com

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$320,647	$204,886	$761,857	$574,432
Land sale revenues	15	730	3,420	3,499

Total home sale and land revenues	320,662	205,616	765,277	577,931

Home cost of sales	(271,067)	(170,443)	(649,941)	(490,521)
Land cost of sales	(2)	(724)	(3,210)	(2,482)
Inventory impairments	—	(4,049)	—	(12,682)

Total cost of sales	(271,069)	(175,216)	(653,151)	(505,685)

Gross margin	49,593	30,400	112,126	72,246

Selling, general and administrative expenses	(44,788)	(46,360)	(118,135)	(143,171)
Interest income	5,365	5,964	16,651	19,437
Interest expense	—	(3,641)	(808)	(19,642)
Other income (expense)	16	(20,102)	592	(20,985)

Homebuilding pretax income (loss)	10,186	(33,739)	10,426	(92,115)

Financial Services:
Revenues	14,454	6,322	34,304	20,480
Expenses	(5,156)	(6,772)	(13,466)	(16,061)

Financial services pretax income	9,298	(450)	20,838	4,419

Income (loss) before income taxes	19,484	(34,189)	31,264	(87,696)
Benefit (provision) for income taxes	642	2,479	1,765	8,127

Net income (loss)	$20,126	$(31,710)	$33,029	$(79,569)

Other comprehensive income (loss):
Unrealized gain related to available-for-sale securities	5,095	(20,237)	10,945	(18,905)

Comprehensive income (loss)	$25,221	$(51,947)	$43,974	$(98,474)

Earnings (loss) per share:
Basic	$0.42	$(0.68)	$0.69	$(1.72)
Diluted	$0.41	$(0.68)	$0.68	$(1.72)
Weighted Average Common Shares Outstanding:
Basic	47,761,307	46,736,638	47,499,429	46,717,408
Diluted	48,173,315	46,736,638	47,818,188	46,717,408
Dividends declared per share	$0.25	$0.25	$0.75	$0.75

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	September 30, 2012	December 31, 2011
	(Dollars in thousands, except per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$235,273	$316,418
Marketable securities	503,805	485,434
Restricted cash	2,084	667
Trade and other receivables	35,768	21,593
Inventories:
Housing completed or under construction	504,016	300,714
Land and land under development	393,170	505,338

Total inventories	897,186	806,052
Property and equipment, net	33,789	36,277
Deferred tax asset, net of valuation allowance of $263,562 and $281,178 at September 30, 2012 and December 31, 2011, respectively	—	—
Prepaid expenses and other assets	47,616	50,423

Total homebuilding assets	1,755,521	1,716,864

Financial Services:
Cash and cash equivalents	28,524	26,943
Marketable securities	32,915	34,509
Mortgage loans held-for-sale, net	86,648	78,335
Prepaid expenses and other assets	4,815	2,074

Total financial services assets	152,902	141,861

Total Assets	$1,908,423	$1,858,725

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$49,636	$25,645
Accrued liabilities	106,457	119,188
Senior notes, net	744,654	744,108

Total homebuilding liabilities	900,747	888,941
Financial Services:
Accounts payable and accrued liabilities	54,226	52,446
Mortgage repurchase facility	46,888	48,702

Total financial services liabilities	101,114	101,148

Total Liabilities	1,001,861	990,089

Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,651,558 issued and outstanding at September 30, 2012 and 48,017,108 and 47,957,196 issued and outstanding, respectively, at December 31, 2011	487	480
Additional paid-in-capital	892,461	863,128
Retained earnings	9,909	12,927
Accumulated other comprehensive income (loss)	3,705	(7,240)
Treasury stock, at cost; no shares at September 30, 2012 and 59,912 at December 31, 2011	—	(659)

Total Stockholders’ Equity	906,562	868,636

Total Liabilities and Stockholders’ Equity	$1,908,423	$1,858,725

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income (loss)	$20,126	$(31,710)	$33,029	$(79,569)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on extinguishment of senior notes	—	18,559	—	18,559
Stock-based compensation expense	4,907	5,412	12,628	12,092
Depreciation and amortization	1,052	1,496	3,708	4,713
Inventory impairments and write-offs of land option deposits	103	5,578	414	17,883
Amortization of (premium) discount on marketable debt securities	430	692	279	1,604
Net changes in assets and liabilities:
Restricted cash	176	(78)	(1,417)	(262)
Trade and other receivables	4,660	(2,821)	(13,685)	16,114
Mortgage loans held-for-sale	(20,961)	(3,101)	(8,313)	22,813
Housing completed or under construction	(66,607)	2,271	(202,994)	53,861
Land and land under development	21,358	3,468	112,406	(105,154)
Prepaid expenses and other assets	(4,509)	(1,406)	(553)	(2,782)
Accounts payable	6,894	(1,813)	24,063	(7,723)
Accrued liabilities	(2,494)	(8,033)	(10,020)	(32,892)

Net cash provided by (used in) operating activities	(34,865)	(11,486)	(50,455)	(80,743)

Investing Activities:
Purchase of marketable securities	(104,379)	(30,201)	(397,167)	(288,624)
Maturity of marketable securities	—	2,071	106,000	453,071
Sale of marketable securities	59,355	118,755	285,056	248,432
Purchase of property and equipment and other	(290)	(2,422)	(958)	(31,717)

Net cash provided by (used in) investing activities	(45,314)	88,203	(7,069)	381,162

Financing Activities:
Extinuishment of senior notes	—	(254,903)	—	(254,903)
Payments on mortgage repurchase facility	(47,120)	(9,339)	(137,529)	(56,454)
Advances on mortgage repurchase facility	61,348	11,059	135,715	41,728
Dividend payments	(12,056)	(11,868)	(36,046)	(35,560)
Proceeds from exercise of stock options	15,680	—	15,820	46

Net cash provided by (used in) financing activities	17,852	(265,051)	(22,040)	(305,143)

Net increase (decrease) in cash and cash equivalents	(62,327)	(188,334)	(79,564)	(4,724)
Cash and cash equivalents:
Beginning of period	326,124	755,835	343,361	572,225

End of period	$263,797	$567,501	$263,797	$567,501

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries:

	Three Months Ended September 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	203	$44,877	$221.1	126	$25,272	$200.6	61%	78%	10%
California	131	46,580	355.6	58	17,883	308.3	126%	160%	15%
Nevada	178	37,679	211.7	77	14,387	186.8	131%	162%	13%
Washington	63	18,894	299.9	49	13,135	268.1	29%	44%	12%

West	575	148,030	257.4	310	70,677	228.0	85%	109%	13%

Colorado	229	81,706	356.8	189	65,234	345.2	21%	25%	3%
Utah	53	14,632	276.1	58	16,712	288.1	-9%	-12%	-4%

Mountain	282	96,338	341.6	247	81,946	331.8	14%	18%	3%

Maryland	65	29,382	452.0	47	21,020	447.2	38%	40%	1%
Virginia	67	34,069	508.5	36	15,370	426.9	86%	122%	19%

East	132	63,451	480.7	83	36,390	438.4	59%	74%	10%

Florida	50	12,828	256.6	63	14,592	231.6	-21%	-12%	11%
Illinois	—	—	—	4	1,281	320.3	N/M	N/M	N/M

Other Homebuilding	50	12,828	256.6	67	15,873	236.9	-25%	-19%	8%

Total	1,039	$320,647	$308.6	707	$204,886	$289.8	47%	57%	6%

	Nine Months Ended September 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	418	$89,920	$215.1	301	$57,183	$190.0	39%	57%	13%
California	319	107,768	337.8	168	52,554	312.8	90%	105%	8%
Nevada	439	87,735	199.9	223	42,150	189.0	97%	108%	6%
Washington	166	48,060	289.5	100	26,912	269.1	66%	79%	8%

West	1,342	333,483	248.5	792	178,799	225.8	69%	87%	10%

Colorado	539	192,923	357.9	537	180,256	335.7	0%	7%	7%
Utah	151	41,874	277.3	178	49,185	276.3	-15%	-15%	0%

Mountain	690	234,797	340.3	715	229,441	320.9	-3%	2%	6%

Maryland	156	67,953	435.6	153	65,506	428.1	2%	4%	2%
Virginia	196	92,395	471.4	151	64,161	424.9	30%	44%	11%

East	352	160,348	455.5	304	129,667	426.5	16%	24%	7%

Florida	133	32,678	245.7	154	34,951	227.0	-14%	-7%	8%
Illinois	2	551	275.5	5	1,574	314.8	-60%	-65%	-12%

Other Homebuilding	135	33,229	246.1	159	36,525	229.7	-15%	-9%	7%

Total	2,519	$761,857	$302.4	1,970	$574,432	$291.6	28%	33%	4%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders:

	Three Months Ended September 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	136	$30,441	$223.8	104	$19,127	$183.9	31%	59%	22%
California	173	56,507	326.6	53	16,526	311.8	226%	242%	5%
Nevada	131	30,944	236.2	107	18,220	170.3	22%	70%	39%
Washington	71	21,998	309.8	42	10,737	255.6	69%	105%	21%

West	511	139,890	273.8	306	64,610	211.1	67%	117%	30%

Colorado	251	84,575	337.0	147	51,812	352.5	71%	63%	-4%
Utah	66	20,220	306.4	38	10,604	279.1	74%	91%	10%

Mountain	317	104,795	330.6	185	62,416	337.4	71%	68%	-2%

Maryland	39	18,031	462.3	48	25,178	524.5	-19%	-28%	-12%
Virginia	88	42,554	483.6	42	18,586	442.5	110%	129%	9%

East	127	60,585	477.0	90	43,764	486.3	41%	38%	-2%

Florida	53	12,918	243.7	16	4,379	273.7	231%	195%	-11%
Illinois	—	—	—	(2)	(564)	282.0	N/M	N/M	N/M

Other	53	12,918	243.7	14	3,815	272.5	279%	239%	-11%

Total	1,008	$318,188	$315.7	595	$174,605	$293.5	69%	82%	8%

	Nine Months Ended September 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	569	$124,723	$219.2	390	$74,007	$189.8	46%	69%	15%
California	511	175,533	343.5	247	73,341	296.9	107%	139%	16%
Nevada	522	114,823	220.0	349	64,256	184.1	50%	79%	20%
Washington	216	64,040	296.5	68	17,464	256.8	218%	267%	15%

West	1,818	479,119	263.5	1,054	229,068	217.3	72%	109%	21%

Colorado	797	276,767	347.3	560	190,560	340.3	42%	45%	2%
Utah	203	60,491	298.0	214	59,154	276.4	-5%	2%	8%

Mountain	1,000	337,258	337.3	774	249,714	322.6	29%	35%	5%

Maryland	235	103,079	438.6	168	75,626	450.2	40%	36%	-3%
Virginia	276	136,740	495.4	205	88,669	432.5	35%	54%	15%

East	511	239,819	469.3	373	164,295	440.5	37%	46%	7%

Florida	142	33,502	235.9	158	36,339	230.0	-10%	-8%	3%
Illinois	2	550	275.0	5	1,477	295.4	-60%	-63%	-7%

Other	144	34,052	236.5	163	37,816	232.0	-12%	-10%	2%

Total	3,473	$1,090,248	$313.9	2,364	$680,893	$288.0	47%	60%	9%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions:

	September 30,
	2012	2011	% Change
Arizona	14	26	-46%
California	18	16	13%
Nevada	16	20	-20%
Washington	12	10	20%

West	60	72	-17%

Colorado	45	47	-4%
Utah	16	21	-24%

Mountain	61	68	-10%

Maryland	17	14	21%
Virginia	13	13	0%

East	30	27	11%

Florida	15	15	0%

Other Homebuilding	15	15	0%

Total	166	182	-9%

Average for quarter ended	170	179	-5%

Backlog:

	September 30,
	2012			2011			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	279	$62,902	$225.5	173	$34,474	$199.3	61%	82%	13%
California	310	104,825	338.1	158	48,476	306.8	96%	116%	10%
Nevada	239	56,902	238.1	202	39,432	195.2	18%	44%	22%
Washington	104	33,885	325.8	44	11,675	265.3	136%	190%	23%

West	932	258,514	277.4	577	134,057	232.3	62%	93%	19%

Colorado	491	179,779	366.1	296	105,850	357.6	66%	70%	2%
Utah	120	35,745	297.9	105	29,667	282.5	14%	20%	5%

Mountain	611	215,524	352.7	401	135,517	337.9	52%	59%	4%

Maryland	192	80,876	421.2	141	61,567	436.6	36%	31%	-4%
Virginia	183	91,993	502.7	124	56,480	455.5	48%	63%	10%

East	375	172,869	461.0	265	118,047	445.5	42%	46%	3%

Florida	79	20,052	253.8	68	16,926	248.9	16%	18%	2%
Illinois	—	—	—	1	329	329.1	N/M	N/M	N/M

Other Homebuilding	79	20,052	253.8	69	17,255	250.1	14%	16%	1%

Total	1,997	$666,959	$334.0	1,312	$404,876	$308.6	52%	65%	8%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots):

	September 30,
	2012	2011	% Change
Unsold
Completed	137	85	61%
Under construction - frame	391	314	25%
Under construction - foundation	233	85	174%

Total unsold started homes	761	484	57%

Sold homes under construction or completed	1,463	871	68%
Model homes	229	220	4%

Total homes completed or under construction	2,453	1,575	56%

Lots Owned and Optioned (including homes completed or under construction):

	September 30, 2012			September 30, 2011
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total
Arizona	938	63	1,001	981	96	1,077
California	1,065	112	1,177	1,306	—	1,306
Nevada	994	61	1,055	1,091	75	1,166
Washington	524	212	736	312	182	494

West	3,521	448	3,969	3,690	353	4,043

Colorado	3,325	433	3,758	3,103	464	3,567
Utah	557	13	570	545	273	818

Mountain	3,882	446	4,328	3,648	737	4,385

Maryland	584	358	942	446	730	1,176
Virginia	547	103	650	566	192	758

East	1,131	461	1,592	1,012	922	1,934

Florida	321	95	416	233	373	606
Illinois	123	—	123	123	—	123

Other	444	95	539	356	373	729

Total	8,978	1,450	10,428	8,706	2,385	11,091